Exhibit 10

Execution Version

EXTENSION AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT
EXTENSION AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 1, 2019 relating to the Credit Agreement (as extended, amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) dated as of December 7, 2016, among Consolidated Edison Company of New York, Inc., a New York corporation (“ConEd”), Consolidated Edison, Inc., a New York corporation (“Holdings”), Orange and Rockland Utilities, Inc., a New York corporation (“O&R”, and together with ConEd and Holdings, the “Borrowers” and each, a “Borrower”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (the Existing Credit Agreement as extended and amended hereby and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

1.Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
2.    Extension. Each undersigned lender other than the lender listed on Schedule I hereto (such lender, the “Non-Extending Lender” and each other lender party hereto, an “Extending Lender” and together, the “Extending Lenders”) hereby agrees to amend the Credit Agreement to extend, effective on the Amendment Effective Date, the Termination Date under the Credit Agreement in respect of such Extending Lender’s Commitment for one year to December 7, 2023 and by their acceptance hereof the Borrowers hereby confirm that the conditions set forth in Section 2.19(b)(i) and (ii) of the Credit Agreement are satisfied as to such extension. For the avoidance of doubt, the Termination Date under the Credit Agreement with respect to the Non-Extending Lender’s Commitment shall be the “Termination Date” under the Credit Agreement as in effect immediately prior to the Amendment Effective Date and the Non-Extending Lender is party to this Amendment solely for purposes of consenting to the amendments set forth in Section 3 below and not for purposes of this Section 2.
3.    Amendments. The undersigned lenders, constituting all of the Lenders immediately prior to the Amendment Effective Date, consent to amend the Existing Credit Agreement as follows:
(a)    The following defined terms are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“LIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.06(g).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.06(g).

(b)    The definition of “Non-recourse Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Non-recourse Debt” means Debt of any Subsidiary of any Borrower or any other Person with respect to which such Subsidiary has granted any security interest, lien, mortgage, encumbrance, guarantee or other credit support of any kind: (a) as to which none of the Borrowers or any other Subsidiary of the Borrowers (i) provides any guarantee of or credit support with respect to such Debt of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or (ii) is directly or indirectly liable (as a guarantor or otherwise) (other than for fraud, misrepresentation, misapplication of funds, waste, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers and violations of single purpose entity covenants), provided, for avoidance of doubt, normal and customary sponsor support arrangements (including, without limitation, guarantees or letters of credit provided for project debt service, major maintenance or operations and maintenance reserves) existing on February 11, 2019 and additional such arrangements entered into or otherwise arising after February 11, 2019 in an aggregate amount for such additional arrangements not to exceed $150,000,000 at any time outstanding, do not constitute guarantee or credit support with respect to, or direct or indirect liability for, such Debt, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Subsidiary or other Person) would permit (upon notice, lapse of time or both) any holder of any other Debt of any Borrower or any Subsidiary of any Borrower to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.
(c)    The definition of “Letter of Credit Termination Date” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “seven (7) Domestic Business Days prior to the” after the word “means” and deleting the words “the first anniversary of the” and the parenthetical therein.

(d)    The definition of “London Interbank Offered Rate” in Section 2.06(b) is hereby amended by adding the words “(“LIBOR Screen Rate”)” before the words “at approximately” therein.
(e)    The definition of “Sanctions” in Section 1.01 of the Credit Agreement is hereby amended by adding “, or any other relevant sanctions authority” after the word “authority”.
(f)    Section 2.06 of the Credit Agreement is hereby amended by adding a new clause (g) as set forth below:
(g)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to each Borrower) that the Borrowers or Required Lenders (as applicable) have determined, that:
(i)     adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)     the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London Interbank Offered Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)     syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the London Interbank Offered Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the London Interbank Offered Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Euro-Dollar Loans shall be suspended, (to the extent of the affected Euro-Dollar Loans or Interest Periods), and (y) the Euro-Dollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Euro-Dollar Rate Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
(g)    Section 2.18 of the Credit Agreement is hereby amended by (y) adding to clause (b)(i) the sentence “If requested by the applicable Issuing Lender in connection with any request for any Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form.” before the sentence beginning with “Upon receipt of a Notice of Issuance” and (z) adding to (c)(i) the words “examine drawing documents within the period stipulated by the terms and conditions of the Letter of Credit. After such examination, the Issuing lender will” after the words “, the Issuing Lender shall”.
(h)    Section 4.06 of the Credit Agreement is hereby amended by adding the words “non-delinquent” before the word “premiums” in clause (iii) thereof.
(i)    Section 5.01(g) of the Credit Agreement is hereby amended by adding the words “non-delinquent” before the word “premiums” in clause (iii) thereof.
(j)    Section 6.01(c) of the Credit Agreement is hereby amended to substitute “7 days” with “30 days”.
(k)    Section 6.01(i) of the Credit Agreement is hereby amended by adding the words “non-delinquent” before the word “premiums”.
(l)    The following Sections are added to the Credit Agreement:
Section 1.05. Division of LLCs.  For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 7.12. Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).

4.    Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent that the execution, delivery and performance by such Borrower of this Amendment is within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of such Borrower’s certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower.
5.    Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date when, and only when, the following conditions precedent have been satisfied (such date, the “Amendment Effective Date”):
(a)    the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by (A) each Borrower, (B) the Administrative Agent and (C) each Lender party hereto;
(b)    the Borrowers shall have paid to the Administrative Agent, for the account of each Extending Lender, a consent fee equal to 0.05% of the aggregate principal amount of Commitments held by such Lender on the Amendment Effective Date;
(c)    the Administrative Agent shall have received all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent on the Amendment Effective Date (including, for the avoidance of doubt, legal fees of Davis Polk & Wardwell LLP) that have been invoiced at least three business days prior to the Amendment Effective Date; and
(d)    prior to and immediately after giving effect to this Amendment on the Amendment Effective Date, the representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects.
6.     Governing Law; Submission to Jurisdiction.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  Each Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, of any State court located in the City and County of New York and any appellate court thereof for purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated hereby.  Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
7.    Counterparts; Integration.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit

Agreement, the Notes, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Lenders, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
8.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
9.    Incorporation; Execution. This Amendment shall constitute an “Amendment” and an “Extension Agreement” for all purposes of the Credit Agreement. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
10.    Ratification. The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
11.    Reference. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment.
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Bank of America, N.A., as a Lender
By:	/s/ Maggie Halleland
Name: Maggie Halleland
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Amit Gaur
Name: Amit Gaur
Title: Vice President

TD Bank, N.A., as a Lender
By:	/s/ Vijay Prasad
Name: Vijay Prasad
Title: Senior Vice President

MUFG Bank, Ltd., as a Lender
By:	/s/ Paul Farrell
Name: Paul Farrell
Title: Managing Director

The Northern Trust Company, as a Lender
By:	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

The Bank of Nova Scotia, as a Lender
By:	/s/ David Dewar
Name: David Dewar
Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender
By:	/s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

By:	/s/ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ J. Alex Rolfe
Name: J. Alex Rolfe
Title: Vice President

CITIBANK, N.A., as a Lender
By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

BARCLAYS BANK PLC, as a Lender
By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

MIZUHO BANK, LTD., as a Lender
By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Keith Luettel
Name: Keith Luettel
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Vice President

The Bank of New York Mellon, as a Lender
By:	/s/ Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Director

KeyBank National Association, as a Lender
By:	/s/ Richard Gerling
Name: Richard Gerling
Title: Senior Vice President

Morgan Stanley Bank, N.A., as a Lender
By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

State Street Bank and Trust Company, as a Lender
By:	/s/ Busola Laguda
Name: Busola Laguda
Title: Vice President

Agreed and accepted:
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

By: /s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

CONSOLIDATED EDISON, INC.

By: /s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

ORANGE AND ROCKLAND UTILITIES,
INC.

By: /s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Treasurer

BANK OF AMERICA, N.A., as Administrative
Agent

By:    /s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President

SCHEDULE I

•	State Street Bank and Trust Company